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                                                                      EXHIBIT 22



                                  SUBSIDIARIES

                (Wholly Owned by Drexler Technology Corporation)



                                                  State of
              Name of Subsidiary                Incorporation
              ------------------                -------------
        LaserCard Systems Corporation           Delaware

        Microfab Systems Corporation            California

        Precision Photoglass, Inc.              California
